April 30, 2014

First Choice Healthcare Solutions, Inc.

709 S. Harbor City Boulevard, Suite 250

Melbourne, Florida 32901

Attn: Mr. Christian Romandetti, Chief Executive Officer

Dear Mr. Romandetti:

Reference is made to the Securities Purchase Agreement, dated as of November 8, 2013 (the “Securities Purchase Agreement”), between First Choice Healthcare Solutions, Inc. (the “Company”), and Hillair Capital Investments L.P. (“Hillair”). All capitalized but undefined terms herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

Pursuant to Section 4.12 of the Securities Purchase Agreement, with respect to any issuance by the Company or any of its Subsidiaries of Common Stock, Common Stock Equivalents for cash consideration, Indebtedness or a combination of units hereof (a “Subsequent Financing”), Hillair has the right to participate in up to an amount equal to (i) 100% of the first $2,000,000 of subscription amount of the Subsequent Financing and (ii) 25% of any amount above such first $2,000,000 of subscription amount of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

The Company is contemplating an underwritten offering of its Common Stock with Warrants on terms to be determined by the Company and the underwriter. With respect to this Subsequent Financing:

1.	Hillair hereby agrees to waive its rights under Section 4.12, including its participation rights and the notice provisions included in Section 4.12 for the period commencing on the date hereof and ending six months thereafter (the “Waiver Period”);

2.	The price of the Common Stock will not be for less than $2.00 per share in the Subsequent Financing; and

3.	The Company agrees that during the Waiver Period that it will not redeem more than $500,000 of Hillair securities in any one calendar month, or will such redemption be made after the fifteenth (15th) of such month.

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If you are in agreement with the terms set forth above, please sign this Waiver in the space provided below and return an executed copy to us.

Very truly yours,

HILLAIR CAPITAL INVESTMENTS L.P.

By:	/s/ Neal Kaufman
Name: Neal Kaufman
Title: Managing Member

Agreed to and accepted:

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

By:	/s/Christian Romandetti
Name: Christian Romandetti
Title: Chief Executive Officer